Exhibit (a)(1)(vi)

OFFER TO PURCHASE FOR CASH

BY

RAND WORLDWIDE, INC.

OF

UP TO 27,530,816 SHARES OF COMMON STOCK OF RAND WORLDWIDE, INC.

AT A PURCHASE PRICE OF $1.20 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 3, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 3, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Rand Worldwide, Inc. (“Rand” or the “Company”) to purchase for cash up to 27,530,816 shares of its common stock, $0.01 par value per share, at a price, less any applicable withholding taxes and without interest, of $1.20 per share, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The Company will purchase shares on the terms and subject to the conditions of the Offer, including the proration provisions and “odd lot” provisions contained therein. The Company reserves the right, in its sole discretion, to increase the number of shares it purchases by an amount that does not exceed 2% of its outstanding shares.

If the number of shares properly tendered is less than or equal to 27,530,816 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law and the Offer to Purchase), the Company will, on the terms and subject to the conditions of the Offer, purchase all shares so tendered.

On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 27,530,816 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered, the Company will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (an “Odd Lot Holder”) who properly tender all their shares, and second, on a pro rata basis from all other stockholders who properly tender shares. Shares that are tendered but not purchased because of proration provisions will be returned to the tendering stockholders at the Company’s expense promptly after the expiration of the Offer. See Section 6 and Section 7 of the Offer to Purchase.

WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your shares at a price of $1.20 per share, as indicated in the attached Instruction Form, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of shares being tendered. However, the Offer is subject to certain other conditions. See Section 10 of the Offer to Purchase.

4. The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on Monday, November 3, 2014, unless the Company extends the Offer.

5. The Offer is for 27,530,816 shares, constituting approximately 50.5% of the total number of outstanding shares of the common stock of Rand.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer. Shareholders holding shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender shares through such brokers or other nominees and not directly to the Depositary.

7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will, on the terms and subject to the conditions of the Offer, accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION SHEET SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 3, 2014, UNLESS THE OFFER IS EXTENDED.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Rand. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of the Company residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

RAND’S BOARD OF DIRECTORS HAS APPROVED MAKING THE OFFER. HOWEVER, NEITHER RAND NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE COMPANY’S REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR. SEVERAL OF RAND’S DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED RAND THAT THEY INTEND TO TENDER UP TO A SPECIFIED AMOUNT OF SHARES BENEFICIALLY OWNED BY THEM IN THE OFFER. SEE SECTION 12 OF THE OFFER TO PURCHASE.

INSTRUCTION FORM

WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

BY

RAND WORLDWIDE, INC.

OF

UP TO 27,530,816 SHARES OF COMMON STOCK OF RAND WORLDWIDE, INC.

AT A PURCHASE PRICE OF $1.20 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 3, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connections with the offer by Rand Worldwide, Inc. (“Rand” or the “Company”) to purchase for cash up to 27,530,816 shares of its common stock, $0.01 par value per share, at a price, less any applicable withholding taxes and without interest, of $1.20 per share, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of shares to be tendered by you for the account of the undersigned: shares* * Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date: